EXHIBIT 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the stock of the issuer, and that this Joint Filing Agreement may be included as an exhibit to such joint filing. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of the date set forth below.

Dated:   October 5, 2012

MFP Partners, L.P.

/s/ Michael F. Price
Signature

Name: Michael F. Price

Title: Managing Partner

MFP Investors LLC

/s/ Michael F. Price
Signature

Name: Michael F. Price

Title: Managing Member

Michael F. Price

/s/ Michael F. Price
Signature

Name: Michael F. Price